                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported) August 28, 1996



                          AAMES FINANCIAL CORPORATION
- --------------------------------------------------------------------------------



        DELAWARE                     0-19604                    95-4340340
- --------------------------------------------------------------------------------
(State or other jurisdiction       (Commission               (I.R.S. employer
       of incorporation)           file number)           identification number)



3731 WILSHIRE BOULEVARD, LOS ANGELES, CALIFORNIA                  90010
- --------------------------------------------------------------------------------
    (Address of principal executive offices)                    (Zip code)


Registrant's telephone number, including area code (213) 351-6100
                                                   -----------------------

Item 2:         ACQUISITION OR DISPOSITION OF ASSETS

        On August 28, 1996, Aames Financial Corporation, a Delaware corporation ("Aames"), completed the acquisition of One Stop Mortgage, Inc., a Wyoming corporation ("One Stop"). This acquisition was accomplished through the merger of Aames Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Aames, with and into One Stop, in a stock-for-stock transaction (the "Merger") pursuant to an Agreement and Plan of Reorganization (the "Agreement"), dated as of August 12, 1996 and as amended on August 28, 1996. As a result of the Merger, One Stop became a wholly-owned subsidiary of Aames. The Merger will be accounted for as a pooling-of-interests.

        Under the Agreement, each outstanding share of One Stop common stock, no par value ("One Stop Common Stock"), was converted into the right to receive 16,479.4 shares of Aames common stock, par value $.001 per share ("Aames Common Stock"). In connection with the Merger, Aames issued 2,322,940 shares of Aames Common Stock, representing approximately 14.68% of the issued and outstanding shares of Aames Common Stock (after giving effect to the Merger). In connection with the Merger, 102,750 shares of Aames Common Stock issued to the former equity holders of One Stop (the "Former Holders") have been pledged in favor of Aames as security for the indemnification obligations of One Stop and its principal stockholder under the Agreement. The shares of Aames Common Stock so pledged are to be released to the Former Holders on or about August 28, 1997, less any shares distributed to Aames in satisfaction of such indemnity obligations.

        Under the Agreement, each outstanding option to purchase One Stop Common Stock was converted into an option to purchase that number of shares of Aames Common Stock (rounded to the nearest whole share) into which the number of shares of One Stop Common Stock subject to such option would be converted under the terms of the Agreement. The exercise price per share of each such option is equal to (x) the per share exercise price of such option in effect immediately prior to the Merger multiplied by the number of shares of One Stop Common Stock subject to such option immediately prior to the Merger, divided by
(y) the number of shares of Aames Common Stock subject to such option immediately after the Merger. Aames has reserved 377,060 of Aames Common Stock for issuance in connection with the exercise of these options. The options generally vest in three equal annual installments, with the first options becoming exercisable in 1999.

        Aames has agreed to use its best efforts to file certain registration statements under the Securities Act of 1933 covering 1,277,617 of the shares of Aames Common Stock issued in connection with the Merger (the "Registration Rights Shares") in order to enable the Former Holders to offer the Registration Rights Shares for public sale. The Company has agreed to use its best efforts to file a registration statement covering the resale of up to 813,029 of the Registration Rights Shares on or before September 13, 1996 and to keep such registration statement effective until the first anniversary of the closing of the Merger. Aames has also agreed that, upon the first anniversary of the closing the Merger, it will use its best efforts to file an additional registration statement covering any then unsold Registration Rights Shares.

        The terms of the Merger were negotiated at arm's length between officers of Aames and One Stop (none of whom were affiliated with Aames, its affiliates, its directors and officers and their associates).

        Neil B. Kornswiet, the principal stockholder of One Stop, was elected to Aames' Board of Directors on September 3, 1996.

        One Stop, founded in 1995, is a residential lender specializing in originating and purchasing home equity mortgage loans made to credit-impaired borrowers from a network of independent mortgage brokers. One Stop, which originates and purchases home equity loans in 26 states, currently operates out of 24 offices and has approximately 230 employees. For the three-month period ended June 30, 1996, One Stop's loan production totaled approximately
$126 million.

        Attached hereto as Exhibit 99.1 is Aames' press release, issued August 12, 1996, which is incorporated in its entirety by this reference.

Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

        (a)  Financial Statements of Businesses Acquired.

        One Stop Mortgage, Inc. Financial Statements at June 30, 1996 and December 31, 1995



        Independent Auditors' Report ....................................  F-1

        Balance Sheets ..................................................  F-2

        Statements of Operations ........................................  F-3

        Statements of Changes in Stockholders' Equity ...................  F-4

        Statements of Cash Flows ........................................  F-5

        Notes to Financial Statements ...................................  F-6



        (b)  Pro Forma Financial Information.

        At the time of filing of this Current Report on Form 8-K, it was impracticable to provide the required pro forma financial statements because all of the data necessary to compile those pro forma financial statements was not available. The pro forma financial statements will be filed as soon as practically possible, and no later than 60 days from the date of filing this Current Report Form 8-K.

        (c)  Exhibits.

             2.1 Agreement and Plan of Reorganization, dated as of August 12, 1996, as amended by Amendment No. 1, dated August 28, 1996 (as amended, the "Agreement"), by and among Aames Financial Corporation, a Delaware corporation ("Aames"), Aames Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Aames ("Merger Sub"), One Stop Mortgage, Inc., a Wyoming corporation ("One Stop") and Neil B. Kornswiet.

             23.1       Consent of KPMG Peat Marwick LLP

             23.2       Consent of Price Waterhouse LLP*

             99.1 Press Release issued August 12, 1996 with respect to the merger of Merger Sub with and into One Stop.


         __________

         * To be filed by amendment.

                                   SIGNATURE


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.


                                        AAMES FINANCIAL CORPORATION
                                        (Registrant)



Dated: September 11,1996                 By: /s/  BARBARA S. POLSKY
                                            ------------------------------------
                                            Barbara S. Polsky, Esq.
                                            Senior Vice President and
                                            General Counsel

                          INDEPENDENT AUDITORS' REPORT



The Board of Directors
One Stop Mortgage, Inc.:


We have audited the accompanying balance sheets of One Stop Mortgage, Inc. (the Company) as of June 30, 1996 and December 31, 1995 and the related statements of operations, changes in stockholders' equity and cash flows for the period January 1, 1996 through June 30, 1996 and the period August 24, 1995 (inception) through December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of One Stop Mortgage, Inc. as of June 30, 1996 and December 31, 1995 and the results of its operations and its cash flows for the period January 1, 1996 through June 30, 1996 and the period August 24, 1995 (inception) through December 31, 1995 in conformity with generally accepted accounting principles.




                                                   KPMG Peat Marwick LLP



Orange County, California
August 16, 1996

                             ONE STOP MORTGAGE, INC.

                                 Balance Sheets


                                                                            JUNE 30,         DECEMBER 31,
                                ASSETS                                        1996               1995
                                                                         -------------      -------------
Cash                                                                     $   5,724,797          2,332,753
Loans held for sale (notes 2 and 5)                                        117,239,035          7,437,604
Loans held for investment, net (note 3)                                      1,623,206               --
Accounts receivable                                                            250,000            472,067
Interest receivable                                                            835,449            232,261
Furniture, equipment and leasehold improvements (note 4)                     1,061,942            763,887
Other assets                                                                   743,523            399,684
                                                                         -------------      -------------
                                                                         $ 127,477,952         11,638,256
                                                                         =============      =============
                 LIABILITIES AND STOCKHOLDERS' EQUITY

Notes payable, net (note 5)                                              $ 101,336,989          9,641,911
Accounts payable and accrued expenses (note 7)                               2,187,580            654,074
Accrued interest expense                                                       695,348             76,242
Accrued bonus to stockholder                                                      --              400,000
Deferred taxes payable (note 6)                                                   --               19,040
                                                                         -------------      -------------
           Total liabilities                                               104,219,917         10,791,267
                                                                         -------------      -------------

Commitments and contingencies (note 7)
Subsequent event (note 11)

Stockholders' equity (note 8):
    Common stock, no par value.  Authorized 1,000 shares; issued and
      outstanding 100 shares                                                   300,000            300,000
    Additional paid-in capital (note 5)                                     24,216,000               --
    Retained earnings (accumulated deficit)                                 (1,257,965)           546,989
                                                                         -------------      -------------
           Total stockholders' equity                                       23,258,035            846,989
                                                                         -------------      -------------
                                                                         $ 127,477,952         11,638,256
                                                                         =============      =============


See accompanying notes to financial statements.

                             ONE STOP MORTGAGE, INC.

                            Statements of Operations


                                                                                         AUGUST 24,
                                                                                            1995
                                                                                        (INCEPTION)
                                                                       JANUARY  1,        THROUGH
                                                                      1996 THROUGH      DECEMBER 31,
                                                                     JUNE 30, 1996         1995
                                                                     -------------     -------------
Revenues:
    Gain on sale of loans, net of deferred loan origination costs
      of $813,966 in 1996 and $596,144 in 1995                        $ 4,578,584        2,611,901
    Interest income                                                     2,808,761          377,487
    Other                                                                  67,520           22,277
                                                                      -----------      -----------
           Total revenues                                               7,454,865        3,011,665
                                                                      -----------      -----------

Expenses:
    Personnel                                                           3,486,470        1,325,906
    Interest expense (note 5)                                           1,928,007          306,603
    Amortization of prepaid commitment fee (note 5)                       788,000             --
    General and administrative                                          1,474,802          490,381
    Legal and professional (note 7)                                       747,064          193,826
    Occupancy (note 7)                                                    580,476          128,120
    Provision for loan loss (note 3)                                      250,000             --
                                                                      -----------      -----------
           Total expenses                                               9,254,819        2,444,836
                                                                      -----------      -----------
           Earnings (loss) before income taxes                         (1,799,954)         566,829

Income taxes (note 6)                                                       5,000           19,840
                                                                      -----------      -----------
           Net income (loss)                                          $(1,804,954)         546,989
                                                                      ===========      ===========

See accompanying notes to financial statements.

                             ONE STOP MORTGAGE, INC.

                  Statements of Changes in Stockholders' Equity

       For the period January 1, 1996 through June 30, 1996 and the period
              August 24, 1995 (inception) through December 31, 1995


                                                                                            RETAINED
                                                     COMMON STOCK            ADDITIONAL     EARNINGS
                                              --------------------------      PAID-IN     (ACCUMULATED
                                                 SHARES         AMOUNT        CAPITAL       DEFICIT)          TOTAL
                                              -----------    -----------    -----------   ------------     -----------
Issuance of common stock                              100    $   300,000           --             --           300,000

Net earnings                                         --             --             --          546,989         546,989
                                              -----------    -----------    -----------    -----------     -----------
Balance, December 31, 1995                            100        300,000           --          546,989         846,989

Issuance of common stock warrants (note 5)           --             --       24,216,000           --        24,216,000

Net loss                                             --             --             --       (1,804,954)     (1,804,954)
                                              -----------    -----------    -----------    -----------     -----------
Balance, June 30, 1996                                100    $   300,000     24,216,000     (1,257,965)     23,258,035
                                              ===========    ===========    ===========    ===========     ===========

See accompanying notes to financial statements.

                             ONE STOP MORTGAGE, INC.

                            Statements of Cash Flows

                                                                                                         AUGUST 24,
                                                                                                           1995
                                                                                                        (INCEPTION)
                                                                                     JANUARY 1,          THROUGH
                                                                                   1996 THROUGH        DECEMBER 31,
                                                                                   JUNE 30, 1996           1995
                                                                                   -------------      -------------
Cash flows from operating activities:
    Net earnings (loss)                                                            $  (1,804,954)           546,989
    Adjustments to reconcile net earnings (loss) to net  cash provided by operating activities:
        Provision for loan losses                                                        250,000               --
        Amortization of prepaid commitment fee                                           788,000               --
        Depreciation and amortization                                                    192,186             34,259
        Loans purchased                                                             (236,973,798)       (82,791,079)
        Loans sold, net                                                              125,299,161         75,353,475
        Net increase in warehouse line of credit with investment bank 1               68,044,870          7,641,911
        Payoff of warehouse line of credit with investment bank 1                    (75,686,781)              --
        Net increase in warehouse line of credit with investment bank 2              122,764,989               --
        Net change in interest receivable                                               (603,188)          (232,261)
        Net change in accrued interest expense                                           619,106             76,242
        Net change in other assets and liabilities                                       992,694            201,363
                                                                                   -------------      -------------
                Net cash provided by operating activities                              3,882,285            830,899
                                                                                   -------------      -------------
Cash flows from investing activities - purchases of furniture, equipment and
    leasehold improvements                                                              (490,241)          (798,146)
                                                                                   -------------      -------------
                Net cash used by investing activities                                   (490,241)          (798,146)
                                                                                   -------------      -------------
Cash flows from financing activities:
    Issuance of common stock                                                                --              300,000
    Increase (decrease) in working capital note payable to investment bank 1
                                                                                      (2,000,000)         2,000,000
    Increase in working capital note payable to investment bank 2                      2,000,000               --
                                                                                   -------------      -------------
Cash flows provided by financing activities                                                 --            2,300,000
                                                                                   -------------      -------------
                Net increase in cash                                                   3,392,044          2,332,753

Cash at beginning of period                                                            2,332,753               --
                                                                                   -------------      -------------
Cash at end of period                                                              $   5,724,797          2,332,753
                                                                                   =============      =============
Supplemental disclosure of cash flow information:
  Cash paid during the period for:
      Interest                                                                     $   1,231,576            230,361
      Taxes                                                                               23,596               --
                                                                                   =============      =============
Noncash investing activities - transfer of loans held for sale to held for
    investment (note 4)                                                            $   1,841,555               --
                                                                                   =============      =============
Noncash operating and financing activities - issuance of common stock warrants
    (note 5)                                                                       $  24,216,000               --
                                                                                   =============      =============

See accompanying notes to financial statements.

                             ONE STOP MORTGAGE, INC.

                          Notes to Financial Statements

                       June 30, 1996 and December 31, 1995


(1)      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         ORGANIZATION

         One Stop Mortgage, Inc. (the Company) was incorporated in Wyoming in August 1995 for the purpose of conducting a multistate subprime mortgage banking operation to be headquartered in the state of California.

         BASIS OF FINANCIAL STATEMENT PRESENTATION

         The financial statements have been prepared in conformity with generally accepted accounting principles. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheets and revenues and expenses for the periods. Actual results could differ significantly from those estimates.

         LOANS HELD FOR INVESTMENT

         Loans held for investment primarily consist of loans in the process of foreclosure and are carried at face value, net loan origination fees and the allowance for possible loan losses. Interest is accrued daily on a simple-interest basis, except where reasonable doubt exists as to the collectibility of the interest, in which case the accrual of income amortization of fees and accretion of discounts is discontinued. Unearned discounts, fees and costs are recognized using the effective-interest method.

         Loan fees and direct costs relating to loans are netted and amortized to operations as an adjustment to yield over the respective lives of the loans using the interest method. Net deferred loan fees are taken directly into income when loans are sold.

         The Company considers a loan impaired when, based on current information and events, it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement. The Company measures impairment of a loan based on the present value of expected future cash flows discounted at the loan's effective interest rate. If the measure of the impaired loan is less than the recorded investment in the loan, the Company recognizes an impairment by recording a valuation allowance with a corresponding charge to provision for loan losses.

         LOANS HELD FOR SALE

         Loans held for sale are stated at the lower of cost or market in the aggregate as determined by outstanding commitments from investors or current investor yield requirements.

         Interest is recognized as revenue when earned according to the terms of the loans and when, in the opinion of management, it is collectible. Nonrefundable fees and direct costs associated with the origination of loans are deferred and recognized when the loans are sold as gain or loss on sale of loans.

                             ONE STOP MORTGAGE, INC.

         FURNITURE, EQUIPMENT AND LEASEHOLD IMPROVEMENTS

         Furniture, equipment and leasehold improvements are stated at original cost, less depreciation and amortization. Depreciation is computed over the estimated useful lives (two to five years) of depreciable assets using the straight-line method. Leasehold improvements are amortized over the lesser of the estimated useful lives of the assets or the related lease term.

         GAINS OR LOSSES ON SALES OF LOANS

         Gains or losses on sales of loans are recognized at the date of settlement and are based upon the difference between the selling price and the carrying value of the related loans sold.

         Nonrefundable fees and direct costs associated with the origination of loans are deferred and recognized when the loans are sold as gain or loss on sale of loans.

         PREPAID COMMITMENT FEES

         Prepaid commitment fees are amortized over the term of the related note payable commitment.

         INCOME TAXES

         The Company elected S Corporation status under the Internal Revenue Code and the corresponding tax laws of the various applicable states. Accordingly, income is taxed directly to the stockholders for Federal income and state franchise tax purposes. In addition, the California Franchise Tax Board imposes a corporate level tax of approximately 3.5% which adjusts annually. There can be no assurance that the Company will receive the continued benefits of being taxed as an S Corporation.

         Amounts provided for income taxes in the financial statements are based on income reported for financial statement purposes at current tax rates. Such amounts include taxes deferred to future periods resulting from timing differences in the recognition of income and expense in different periods for tax and financial reporting purposes.

         The Company uses the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

                             ONE STOP MORTGAGE, INC.

         NET WORKING CAPITAL

         The Company prepares its financial statements using an unclassified balance sheet presentation as is customary in the mortgage banking industry. A classified balance sheet presentation would have aggregated current assets, current liabilities and net working capital as follows:

                                         1996             1995
                                     ------------     ------------
             Current assets          $126,416,010       10,805,337
             Current liabilities      125,647,917        8,791,267
                                     ------------     ------------
             Net working capital     $    768,093        2,014,070
                                     ============     ============

         ERRORS AND OMISSIONS POLICY

         The Company has Fidelity Bond and Errors and Omissions insurance coverage in excess of $300,000 each at June 30, 1996 and at December 31, 1995.

         RECLASSIFICATION

         Certain amounts in the prior period's financial statements have been reclassified to conform to the current year's presentation.

         CURRENT ACCOUNTING PRONOUNCEMENTS

         In March 1995, the FASB issued Statement of Financial Accounting Standards No. 121 (SFAS 121), "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." SFAS 121 requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or circumstances indicate that the carrying amount of an asset may not be recoverable. However, SFAS 121 does not apply to financial instruments, certain intangibles, mortgage and other servicing rights or deferred tax assets. The Company adopted SFAS 121 in fiscal year 1996, which had no significant impact on the Company's operations.

         In June 1996, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 125 (SFAS 125), "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities." SFAS 125 provides accounting and reporting standards for transfers and servicing of financial assets and extinguishments of liabilities. These standards are based on consistent application of a financial components approach that focuses on control. Under that approach, after a transfer of financial assets, an entity recognizes the financial and servicing assets it controls and the liabilities it has incurred, derecognizes financial assets when control has been surrendered and derecognizes liabilities when extinguished. SFAS 125 provides consistent standards for distinguishing transfers of financial assets that are sales from transfers that are secured borrowings. SFAS 125 requires that liabilities and derivatives incurred or obtained by transferors as part of a transfer of financial assets be initially measured at fair value, if practicable. It also requires that servicing assets and other retained interests in the transferred assets be measured by allocating the previous carrying amount between the assets sold, if any, and retained interest, if any, based on their relative fair values at the date of the transfers. SFAS 125 includes specific provisions to deal with servicing assets or liabilities. SFAS 125 will be effective for transactions occurring after December 31, 1996. It is not anticipated that the financial impact of this statement will have a material effect on the Company.

                             ONE STOP MORTGAGE, INC.

(2)      LOANS HELD FOR SALE

         A summary of loans held for sale at the lower of cost or market is as follows:

                                             JUNE 30,       DECEMBER 31,
                                              1996              1995
                                           ------------     ------------
        Loans held for sale                $116,668,931        7,374,061
        Net deferred origination costs          570,104           63,543
                                           ------------     ------------
                                           $117,239,035        7,437,604
                                           ============     ============

         Loans originated by the Company are primarily fixed-rate or adjustable-rate, 15 to 30-year fully amortizing loans, secured by first liens on single-family residential properties. Loans held for sale as of June 30, 1996 were comprised of the following:

                                            JUNE 30, 1996
                                       ------------------------
                                                      WEIGHTED
                                                       AVERAGE
                                         AMOUNT         RATE
                                      ------------    --------
                  Adjustable-rate     $ 88,909,373      10.03%
                  Fixed-rate            27,759,558      11.15%
                                      ------------
                                      $116,668,931      10.30%
                                      ============

(3)      LOANS HELD FOR INVESTMENT

         Loans held for investment as of June 30, 1996 consist of the following:

                Loans held for investment          $ 1,841,555
                Net deferred origination costs          31,651
                Allowance for loan losses             (250,000)
                                                   -----------
                                                   $ 1,623,206
                                                   ===========

         The Company's total recorded investment in impaired loans at June 30, 1996 was $1,841,555. The related impairment valuation allowance at June 30, 1996 was $250,000. Approximately $3,000 of interest income was accrued on impaired loans during the six-month period ended June 30, 1996. Loans on which the accrual of interest has been discontinued amounted to $1.53 million at June 30, 1996 and the related interest income which was not recorded due to the nonaccrual status approximated $16,000. The Company had no loans held for investment or impaired loans during the period ended December 31, 1995.

                             ONE STOP MORTGAGE, INC.

         Activity in the allowance for loan losses is as follows:

                   Balance at December 31, 1995     $   --
                   Provision for loan losses         250,000
                   Recoveries                           --
                   Charge-offs                          --
                                                    --------
                   Balance at June 30, 1996         $250,000
                                                    ========

(4)      FURNITURE, EQUIPMENT AND LEASEHOLD IMPROVEMENTS

         Furniture, equipment and leasehold improvements were comprised of the following:

                                             JUNE 30,        DECEMBER 31,
                                               1996             1995
                                            -----------      -----------
      Furniture and equipment               $ 1,215,980          768,627
      Leasehold improvements                     72,407           29,519
                                            -----------      -----------
                                              1,288,387          798,146
      Less accumulated depreciation and
          amortization                         (226,445)         (34,259)
                                            -----------      -----------
                                            $ 1,061,942          763,887
                                            ===========      ===========

(5)      NOTES PAYABLE

                                                                                                 JUNE 30,          DECEMBER 31,
                                                                                                  1996                 1995
                                                                                              -------------        ------------
         $150,000,000 revolving warehouse line of credit with investment bank 1 secured by the loans held for sale. Interest accrued based on LIBOR, which varied based on the outstanding balance of the line of credit
             Balance paid in full May 1996. Highest balance outstanding was $75.7 million and $57.6 million during the six months ended June 30, 1996 and the period August 24, 1995 through December 31, 1995,
             respectively
                                                                                              $        --            7,641,911

         $2,000,000 unsecured working capital note with investment bank
             1 due March 1997.  Interest accrued at 12% and paid
             monthly.  Balance paid in full May 1996                                                   --            2,000,000

                             ONE STOP MORTGAGE, INC.

                                                                                                 JUNE 30,          DECEMBER 31,
                                                                                                  1996                 1995
                                                                                              -------------        ------------
         $250,000,000 revolving warehouse line of credit with investment bank 2 secured by the loans held for sale.  Interest
             accrues based on LIBOR, which varies based on the
             outstanding balance of the line of credit.  Matures June
             1999.  Highest balance outstanding was $122.8 million
             during the six months ended June 30, 1996                                        $ 122,764,989               --

         $5,000,000 unsecured working capital note with investment bank
             2 due December 1998.  Interest accrues at 12% and paid
             monthly.  Principal due at maturity                                                  2,000,000               --

         $50,000,000 residual line of credit with investment bank 2 secured by residual interests in securitizations of the
             Company loans.  Interest accrues on LIBOR, which varies
             based on the outstanding line of credit.  Matures December
             1998.  No amounts had been drawn on this line during the
             six months ended June 30, 1996                                                            --                 --
                                                                                              -------------      -------------
                                                                                                124,764,989          9,641,911
         Prepaid commitment fee related to issuance of common stock warrants to investment bank 2, net of amortization of
             $788,000                                                                           (23,428,000)              --
                                                                                              -------------      -------------
                                                                                              $ 101,336,989          9,641,911
                                                                                              =============      =============

         The line of credit agreement provides for various financial covenants, the most restrictive of which place limitations on debt, investments, transactions with affiliates, restricts the payment of dividends and material changes in ownership.

         In June 1996, concurrent with the completion of three new financing agreements, the Company issued warrants for the purchase of the number of shares of common stock equivalent to 25% of the outstanding shares of the Company. These warrants have a 10-year term and are immediately exercisable at a price of $1.00 per share. The excess of the fair market value of the warrant on the date of grant over the exercise price ($24,216,000) has been recorded as a prepaid commitment fee and included as a reduction to the related debt amounts with a corresponding credit to additional paid-in capital. Such commitment fee is being amortized to expense using the straight-line method over the remaining terms (30 to 36 months) to maturity of the related debt.

                             ONE STOP MORTGAGE, INC.

(6)      INCOME TAXES

         For Federal income and state franchise tax purposes, the Company maintains the status of an S Corporation. This status results in the pass-through of all of the Company's Federal and state taxable income to the stockholders of the Company. However, the Company is subject to a California state tax rate of approximately 3.5%.

         Income taxes are as follows:

                                                             AUGUST 24,
                                               JANUARY 1,      1995
                                                 1996       (INCEPTION)
                                                THROUGH       THROUGH
                                                JUNE 30,    DECEMBER 31,
                                                 1996          1995
                                               ----------   ------------
              State:
                  Current                       $5,000           800
                  Deferred                        --          19,040
                                                ------        ------
                         Total income taxes     $5,000        19,840
                                                ======        ======

         The actual tax expense differs from expected as follows:

                                                                 1996                           1995
                                                       --------------------------     ------------------------
                                                        AMOUNT         PERCENT         AMOUNT         PERCENT
                                                       --------       ---------       ---------      ---------
         Expected California tax expense (benefit)     $(60,625)         (3.5%)       $  19,840            3.5%

         Net operating loss carryback disallowed
             for California                              60,625           3.5              --             --

         Other state income taxes                         5,000           0.3              --             --
                                                       --------       -------         ---------      ---------
                                                       $  5,000           0.3%        $  19,840            3.5%
                                                       ========       =======         =========      =========

                             ONE STOP MORTGAGE, INC.

                                                         DEFERRED
                                                          INCOME
                                           JUNE 30,       TAXES       DECEMBER 31,
                                             1996       (BENEFIT)        1995
                                           --------     ---------     ------------
Deferred tax asset:
    Loan mark-to-market                    $ 18,839        18,839          --
    Accruals                                   --         (16,800)       16,800
    Provision for loan losses                 8,750         8,750          --
                                           --------      --------      --------
                                             27,589        10,789        16,800
    Valuation allowance                     (27,115)      (27,115)         --
                                           --------      --------      --------
           Total tax asset                      474       (16,326)       16,800
                                           --------      --------      --------
Deferred tax liability:
    Loan mark-to-market                        --          21,348       (21,348)
    Furniture, equipment and leasehold
      improvements                             (474)         (273)         (201)
    Other                                      --          14,291       (14,291)
                                           --------      --------      --------
           Net deferred tax asset
              (liability)                  $   --          19,040       (19,040)
                                           ========      ========      ========

         Upon the intended merger noted in note 11, the Company will automatically convert from an S Corporation to a C Corporation under provisions of the Internal Revenue Code.


(7)      COMMITMENTS AND CONTINGENCIES

         The Company is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers and to reduce its own exposure to fluctuations in interest rates. These instruments include commitments to originate and sell loans and involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the financial statements.

         Commitments to originate mortgage loans are agreements to provide financing at a fixed or variable interest rate subject to specific terms and a customer's creditworthiness on a case-by-case basis. These commitments have fixed expiration dates and other termination clauses and may require payment of a fee.

         At June 30, 1996 and December 31, 1995, the Company had commitments to fund mortgage loans of $153 million and over $40 million, respectively. This does not necessarily represent future cash requirements, as some portion of the commitments will expire without being drawn upon or will be declined for credit or other reasons. At June 30, 1996 and December 31, 1995, the Company had no outstanding commitments to purchase loans.

                             ONE STOP MORTGAGE, INC.

         The Company conducts a major part of its business from leased facilities and also leases certain equipment. Net rental payments of approximately $289,000 and $81,000 have been charged to occupancy expense in the accompanying statements of operations for the period January 1, 1996 through June 30, 1996 and for the period August 24, 1995 (inception) through December 31, 1995, respectively.

         At June 30, 1996, minimum rental commitments under all noncancelable leases were as follows:

                 Year ending December 31:
                     1996                                 $  300,243
                     1997                                    552,477
                     1998                                    297,691
                     1999                                     15,055
                                                          ----------
                            Total minimum payments
                               required                   $1,165,466
                                                          ==========

         For the period January 1, 1996 through June 30, 1996 and August 24, 1995 (inception) through December 31, 1995, a significant portion of legal and professional expenses are related to costs incurred in the settlement of a lawsuit against certain key employees of the Company by their former employer. Management of the Company and outside legal counsel believed that the lawsuit was without merit but settled to avoid future legal costs.

         The Company has entered into loan sale agreements with investors in the normal course of business which include standard representations and warranties customary to the mortgage banking industry. Violations of these representations and warranties may require the Company to repurchase loans previously sold. As of June 30, 1996, the Company had repurchase requests outstanding from investment bank 1 of approximately $2,700,000. Management does not believe that these repurchase requests represent violations under its representations and warranties and does not believe that the ultimate effect of these repurchase requests will have a material affect on the operations of the Company. In the opinion of management, the potential exposure related to the Company's loan sale agreements will not have a material adverse effect on the financial position and operating results of the Company.

(8)      STOCKHOLDERS' EQUITY

         During August 1995, the Company's stockholders contributed $300,000 in exchange for 100 shares of the Company's common stock.

         STOCK OPTIONS

         During 1995 and 1996, the Company's Board of Directors granted stock options to certain employees of the Company as part of their respective employment contracts. These options were granted at the fair market value of the Company's stock at the date of each grant. Each option vests four years from the date of grant and becomes exercisable annually from that date over the following three years.

                             ONE STOP MORTGAGE, INC.

         The following table summarizes option activity for the periods shown:

                                                                        WEIGHTED
                                                       NUMBER OF     AVERAGE PRICE
                                                        SHARES         PER SHARE
                                                       ---------     -------------
Options outstanding August 24, 1995                        --           $   --
    Granted                                             21.3375            9,948
    Exercised                                              --               --
    Canceled                                               --               --
                                                        -------         --------
Options outstanding December 31, 1995                   21.3375            9,948
    Granted                                              1.5432          120,635
    Exercised                                              --               --
    Canceled                                               --               --
                                                        -------         --------
Options outstanding June 30, 1996                       22.8807         $ 17,414
                                                        =======         ========

         In November 1995, the FASB issued Statement of Financial Accounting Standards No. 123 (SFAS 123), "Accounting for Stock-Based Compensation." This statement establishes financial accounting standards for stock-based employee compensation plans. SFAS 123 permits the Company to choose either a new fair value based method or the current APB Opinion 25 intrinsic value based method of accounting for its stock-based compensation arrangements. SFAS 123 requires pro forma disclosures of net earnings (loss) computed as if the fair value based method had been applied in financial statements of companies that continue to follow current practice in accounting for such arrangements under Opinion 25. SFAS 123 applies to all stock-based employee compensation plans in which an employer grants shares of its stock or other equity instruments to employees except for employee stock ownership plans. SFAS 123 also applies to plans in which the employer incurs liabilities to employees in amounts based on the price of the employer's stock, i.e., stock option plans, stock purchase plans, restricted stock plans, and stock appreciation rights. The statement also specifies the accounting for transactions in which a company issues stock options or other equity instruments for services provided by nonemployees or to acquire goods or services from outside suppliers or vendors. The Company elected to continue to apply the APB Opinion 25 intrinsic value method of accounting for its stock-based compensation to management. The disclosure provisions of SFAS 123 are effective for fiscal years beginning after December 15, 1995; however, disclosure of the pro forma net earnings (loss), as if the fair value method of accounting for stock-based compensation had been elected, is required for all awards granted in fiscal years beginning after December 31, 1994. The effect on pro forma net earnings (loss) required by SFAS 123 would be to reduce net earnings (loss) for the period January 1, 1996 through June 30, 1996 and August 24, 1995 (inception) through December 31, 1995 approximately $16,000 for each period.

                             ONE STOP MORTGAGE, INC.

(9)      EMPLOYEE BENEFITS

         The Company sponsors a pretax savings and profit sharing plan under
         Section 401(k) of the Internal Revenue Code (the Plan). The Plan was established January 1, 1996 and allows all eligible employees to contribute up to the lesser of 15% of their compensation or $9,500. The Company does not match employee contributions; however, the Company anticipates an annual administrative expense of approximately $2,500 related to the Plan.


(10)     FAIR VALUE OF FINANCIAL INSTRUMENTS

         The following disclosure of the estimated fair value of financial instruments is made in accordance with the requirements of Statement of Financial Accounting Standards No. 107 (SFAS 107), "Disclosures about Fair Value of Financial Instruments." The estimated fair value amounts have been determined using available market information and appropriate valuation methodologies. However, considerable judgment is necessarily required to interpret market data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts that could be realized in a current market exchange. The use of different market assumptions or estimation methodologies may have a material impact on the estimated fair value amounts.

         The estimated fair values of the Company's financial instruments are as follows:

                                          JUNE 30, 1996                    DECEMBER 31, 1995
                                  -----------------------------        --------------------------
                                    CARRYING          FAIR             CARRYING           FAIR
                                     VALUE            VALUE              VALUE            VALUE
                                  ------------      -----------        ---------        ---------
Financial assets:
    Cash                          $  5,724,797        5,724,797        2,332,753        2,332,753
    Loans held for sale            117,239,035      125,450,000        7,437,604        7,773,784
    Loans held for investment        1,623,206        1,623,206             --               --

Financial liabilities -notes
    payable                        124,764,989      124,764,989        9,641,911        9,641,911

Loan commitments                          --          4,819,500             --          1,808,000

         The following methods and assumptions were used in estimating the Company's fair value disclosures for financial instruments.

         Cash: The fair values of cash approximates the carrying values reported in the balance sheet.

         Loans Held for Sale: The fair value of loans held for sale is determined in the aggregate based on outstanding commitments from investors or current investor yield requirements.

         Loans Held for Investment: The fair value of loans held for investment is determined based upon the Company's estimate of the proceeds from the ultimate sale of the underlying collateral of each loan.

         Notes Payable: The fair value of the Company's fixed rate and variable rate notes payable is estimated using discounted cash flow analyses based on current market interest rates and comparison of interest rate being paid to the Company's incremental borrowing rate for similar types of borrowing arrangements.

                             ONE STOP MORTGAGE, INC.

         Commitments: The fair value of commitments is determined in the aggregate based on current investor yield requirements.


(11)     SUBSEQUENT EVENT

         In August 1996, the Company entered into an agreement to merge the Company with Aames Financial Corporation (Aames) in a stock-for-stock business combination intended to be accounted for as a pooling of interests on or before August 31, 1996. The Company will receive approximately 2.7 million shares of Aames stock valued at approximately $130 million in exchange for all the outstanding shares of the Company. Under the terms of the Company's existing financing agreements with investment bank 2, the investment bank has the ability to terminate the financing agreements upon consummation of the merger. Upon termination of the financing agreements, the remaining unamortized prepaid commitment fee ($23.4 million at June 30, 1996) would be fully expensed.

                                 EXHIBIT INDEX


Exhibit
- -------

 2.1 Agreement and Plan of Reorganization, dated as of August 12, 1996, as amended by Amendment No. 1, dated August 28, 1996 (as amended, the "Agreement"), by and among Aames Financial Corporation, a Delaware corporation ("Aames"), Aames Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Aames ("Merger Sub"), One Stop Mortgage, Inc., a Wyoming corporation ("One Stop") and Neil B. Kornswiet.

23.1    Consent of KPMG Peat Marwick LLP

23.2    Consent of Price Waterhouse LLP*

99.1    Press Release issued August 12, 1996 with respect to the
        Merger Sub with and into One Stop.


__________

* To be filed by amendment.